Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 1, 2006, among Panda Ethanol, Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and each Purchaser (the “Purchase Agreement”).

The Company and each Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Date” means the date on which the Commission declares the initial Registration Statement filed hereunder to be effective.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the 75th calendar day following the effective time of the Merger and, with respect to any additional Registration Statement(s) that may be required pursuant to Section 3(c), the 30th day following the date on which the Company first becomes aware that such additional Registration Statement(s) is or are required hereunder.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Participating Holders” means the Holders offering Registrable Securities for sale pursuant to an Underwritten Offering.

“PEII” means Panda Energy International, Inc., a Texas corporation.

“PIPE I Registrable Securities” means the “Registrable Securities” (as defined in the PIPE I Registration Rights Agreement).

“PIPE I Registration Rights Agreement” means that certain Registration Rights Agreement dated June 7, 2006 among the Company and the several purchasers signatory thereto.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Shares issued to the Purchasers and (ii) any shares of Common Stock, par value $0.001 per share, of the Company issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Shares” means the shares of Common Stock, par value $0.001 per share, issued by the Company pursuant to the Purchase Agreement.

“Total Registrable Securities” means all of (i) the Registrable Securities and (ii) the PIPE I Registrable Securities.

“Underwritten Offering” means an offering in which securities of the Company are offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and one or more Holders and such underwriter(s); provided, however, that it is contemplated that the aggregate gross proceeds from such Underwritten Offering will exceed $50 million.

2.	Shelf Registration.

(a) On or prior to the Filing Date, the Company shall use its reasonable best efforts to prepare and file as promptly as possible with the Commission a universal “Shelf” Registration Statement or Statements covering, among such other securities as may be offered from time to time by the Company, the resale of the Registrable Securities on or prior to such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. Each such Registration Statement shall be on Form S-1 (except if the Company is then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration may be on Form S-3 in accordance herewith) and shall contain (unless otherwise directed by the holders of 66-2/3% of the PIPE I Registrable Securities included in such Registration Statement or in response to a written comment from the Commission) the “Plan of Distribution” section substantially in the form attached hereto as Annex A, with such changes as are reasonably required to comply with then applicable securities laws. If, for any reason, the Commission refuses to permit all of the PIPE I Registrable Securities and the Registrable Securities to be registered on a single registration statement or at the same time on multiple registration statements, then all of the PIPE I Registrable Securities (other than the PIPE I Registrable Securities held by PEII) and the Registrable Securities shall be registered together with as many PIPE I Registrable Securities held by PEII as the Commission will permit to be registered in such initial registration statement or statements, and the balance of PEII’s PIPE I Registrable Securities shall be registered on another registration statement or statements filed only after the effective date of the registration statement(s) registering the PIPE I Registrable Securities and the Registrable Securities; provided, however, if, for any reason, the Commission also refuses to permit any portion of the PIPE I Registrable Securities not held by PEII or any of the Registrable Securities to be registered, then the non-PEII holders of the PIPE I Registrable Securities and the Purchasers shall reduce the number of their PIPE I Registrable Securities and Registrable Securities, as applicable, to be registered on a pro rata basis as among the non-PEII holders of the PIPE I Registrable Securities and the Purchasers, considered collectively. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep each such Registration Statement continuously effective under the Securities Act until the earlier of (A) the date on which there ceases to be outstanding any Registrable Securities, and (B) the date on which all Registrable Securities have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of each such Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall promptly notify the Holders (via electronic message or facsimile) of the effectiveness of each such Registration Statement no later than the next Trading Day following the date such Registration Statement is declared effective by the Commission. The Company shall, by 5:00 p.m. Central Time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Notwithstanding anything in this Agreement to the contrary, in the event that any Holder is required by applicable law to be named as an underwriter in a Registration Statement, or in any Prospectus contained therein, in order to have any Registrable Securities then held by such Holder included in such Registration Statement, such Holder may elect by written notice to the Company not to have such Registrable Securities so included, and upon receipt of such notice, the Company shall remove such specified Registrable Securities from inclusion in the Registration Statement.

(b) If: (i) any Registration Statement is not filed on or prior to its Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that any Registration Statement will not be “reviewed,” or not subject to further review, or (iii) after the Effectiveness Date, a Registration Statement or Statements, as the case may be, ceases or cease for any reason to remain continuously effective as to all Registrable Securities for which it or they is or are required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date on which such 10 or 30 calendar day period, as applicable, is exceeded, in any case, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.00% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; provided, that in no event shall such partial liquidated damages accrue for a period in excess of 24 months. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(c) At any time after the Effectiveness Date and prior to the expiration of the Effectiveness Period, if and only if a holder or group of holders holding in the aggregate at least 22.5% of the PIPE I Registrable Securities has requested in writing that the Company commence an Underwritten Offering under the Registration Statement or any separate registration statement to the extent required by any then applicable rules and regulations or at the direction of the

Commission, then a Holder or group of Holders holding in the aggregate at least 22.5% of the Registrable Securities may request in writing that any such Underwritten Offering shall include the proposed sale or resale, as the case may be, of Registrable Securities, in addition to PIPE I Registrable Securities and securities of the Company, in the respective and relative amounts to be determined by a managing underwriter(s) which shall be selected by the Company and the requesting Holder or Holders and shall be reasonably acceptable to each (it being understood that the underwriters specified on Annex A hereto or their respective successors shall be deemed acceptable to the Company and the Holders). The managing underwriter(s) shall determine in good faith based on marketing factors the number of PIPE I Registrable Securities, Company securities, and Registrable Securities to be included in such Underwritten Offering (it being understood that to the extent marketable the PIPE I Registrable Securities and the Registrable Securities shall take preference over Company securities), and any shares included in the Underwritten Offering shall be allocated to the Participating Holders on a pro rata basis based on the total number of Registrable Securities requested to be included. In connection with an Underwritten Offering, the Company and the Participating Holders shall negotiate and enter into an underwriting agreement in customary form with the managing underwriter(s), which shall include, among other provisions, customary representations and warranties and customary indemnities by and of the Company and any Participating Holders; it being understood that neither the Company nor the Participating Holders shall be required to enter into representations, warranties or agreements that are not customary or reasonably requested by the underwriters. In connection with any such Underwritten Offering, each Participating Holder shall, as a condition to inclusion, provide all such information and materials and take all such action as may be reasonably requested by the Company. The Company and any Participating Holders shall take all reasonable actions as requested by the managing underwriter(s) in order to expedite and facilitate the registration and disposition of the Company securities and Registrable Securities included in such Underwritten Offering; provided, however, that the Company shall not be required to cause the appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering more than once in any six month calendar period. Additionally, notwithstanding any other provisions of this Agreement, the Company shall not be obligated to proceed with any such Underwritten Offering if (i) managing underwriter(s) cannot be selected; (ii) any such Underwritten Offering would materially adversely affect (including through the premature disclosure thereof) any other financing arrangement or any proposed acquisition, reorganization, merger, consolidation, disposition, capital expenditure or other similar transaction then being implemented by the Company or reasonably likely to be implemented by the Company during or immediately following the pendancy of such Underwritten Offering; (iii) commencing an Underwritten Offering would, in the good faith judgment of the Board of Directors of the Company, be seriously detrimental to the Company by having a material adverse impact on the Company’s ability to implement its business plan or to perform in any material respect its obligations under any material agreement; or (iv) prior to such request, the Company has offered the Holder or Holders of the Registrable Securities a right to include the Registrable Securities or any portion thereof in an underwritten offering separately commenced by the Company outside the Registration Statement pursuant to the provisions of Section 6(e) hereof or otherwise and all Registrable Securities were included in any such prior registration. In the event that the Company is not obligated to proceed with the Underwritten Offering pursuant to any of (i) through (iv) above, it shall provide written notice to the Holders of its determination and the reasons therefor and the Holders shall then be entitled to make an additional request for an Underwritten Offering prior to the expiration of the Effectiveness Period, so long as no request is made within a sixty (60) day period after the initial request. If the Company has previously delivered a notice of its determination not to proceed with an Underwritten Offering, upon receipt of a subsequent request of the requisite percentage of Holders to proceed with an Underwritten Offering, it will be obligated to proceed with respect to an Underwritten Offering subject only to a right of the Company to delay the Underwritten Offering for a period of up to one-hundred twenty (120) days because of any of the factors specified in (i) through (iv) above. In the event of an Underwritten Offering pursuant to this Section 2(c), the parties agree that the Company shall amend, to the extent required by applicable rules and regulations, the Plan of Distribution attached as Annex A to reflect all necessary adjustments for such Underwritten Offering. In connection with any Underwritten Offering of its Common Stock, the Company also hereby covenants and agrees to use its reasonable best efforts to seek a listing of its Common Stock on either any NASDAQ Stock Market, the American Stock Exchange, Inc. or the New York Stock Exchange, Inc. In no event shall the Company’s failure to obtain such listing entitle the Holders to any monetary damages; it being understood that the Holders’ sole remedy for failure to obtain any such listing shall be their right to pursue an action for specific performance.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall (and, for purposes of Section 3(m), each Holder shall):

(a) Not less than four Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (i) furnish to each Holder copies of the “Principal and Selling Stockholders” and “Plan of Distribution” sections of such Registration Statement or other documents proposed to be filed, if such sections have been revised since the previous filing of such Registration Statement or any amendment or supplement thereto, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the PIPE I Registrable Securities, or the holders of a majority of the Total Registrable Securities, included in such Registration Statement shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than two Trading Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire in the form attached to this Agreement as Annex B not less than ten days after written request therefore has been made by the Company. The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(b) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three Trading Days prior to the date the Registration Statement is filed with the Commission (subject to the other requirements in this Section 3(a)).

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and, upon written request by any Holder, as promptly as reasonably possible provide such Holder with true and complete copies of all material written correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of common stock then included in a Registration Statement, then the Company shall use its reasonable best efforts to file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement or post effective amendment to the existing Registration Statement covering the resale by the Holders of not less than 100% of the number of such Registrable Securities.

(d) Use its reasonable best efforts to notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible and confirm such notice in writing (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that any and all of such information shall be kept confidential by each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, to the extent requested in writing by such Holder, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to such Registration Statement (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in writing in connection with resales by such Holder. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule

2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus subject to the payment of partial liquidated damages pursuant to Section 2(b) for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) If reasonably requested by the Company prior to any filing by the Company with the Commission in connection with any applicable Registration Statement or Prospectus requirement of the Commission, each selling Holder agrees to furnish to the Company a certified statement as to the number of Shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over such shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(n) Notwithstanding any provision of this Agreement to the contrary, subject to payment of any accrued liquidated damages otherwise provided for herein, it shall not be a breach or violation of any obligation of the Company hereunder if the Company fails to take any action otherwise required hereunder because, in its reasonable determination, such action would require the Company to disclose material, non-public information that the Company has a bona fide business or legal reason for not disclosing regardless of whether the Company caused such material, non-public information to exist.

(o) In the case of an Underwritten Offering, use its reasonable best efforts to furnish or caused to be furnished to each Holder of Registrable Securities covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, each Holder may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature.

(p) In the case of an Underwritten Offering, use its reasonable best efforts to make available for inspection by the representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement, and any special counsel or accountants retained by such Holders or underwriters, during normal business hours and subject to receipt of executed confidentiality agreement or reasonably satisfactory form, such financial and other records, corporate documents and properties of the Company as are necessary in order to conduct a “due diligence investigation.”

(q) In the case of an Underwritten Offering, make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder in the case of an Underwritten Offering.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Shares are then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested in writing by the Holders), and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any Trading Market as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder (including any underwriting discounts and selling commissions in connection with an Underwritten Offering) or, except to the extent provided for in the Transaction Documents, any legal fees, stock transfer taxes or other costs of the Holders.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, investment advisers and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, stockholders, members, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved or was not objected to in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has expressly approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, or (y) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d) or (z) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated

therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved or was not objected to in writing by such Holder expressly for use in a Registration Statement (it being understood that each Holder has expressly approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days following written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Initial Registration Statement. Except as set forth on Schedule 6(b) to this Agreement, no security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights if such registration statement relates to an underwritten public offering; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this

Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Registrable Securities; provided, however, that any modification or amendment of this Agreement that is materially adverse to a Holder relative to any other Holder shall not be effective without the consent of such adversely affected Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic message or via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (Dallas, Texas time) on a Trading Day, and such communication is electronically confirmed as received, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic message or via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (Dallas, Texas time) on any Trading Day, and such communication is electronically confirmed as received, (c) the 2nd Trading Day following the date of mailing, if such communication is sent by U.S. nationally recognized overnight courier service and is confirmed as received by such courier service, or (d) upon actual receipt by the party to whom such notice or communication is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities except in the case of a merger (or similar transaction) in which case the surviving entity shall succeed to the rights and obligations of the Company. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided, however, that at least 10,000 shares (subject to adjustment for splits, stock dividends, and recapitalizations) of the Registrable Securities, are assigned to an assignee who seeks to assert registration rights under this Agreement.

(i) No Inconsistent Agreements. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. Except as set forth on Schedule 6(i), the Company hereby agrees that it will not grant registration rights more favorable than the rights specified herein to any subsequent holder of its securities without either offering the same rights to all Holders or obtaining the written consent from Holders beneficially owning in the aggregate at least 50.1% of the Registrable Securities.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Dallas, Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Dallas, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the

Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(p) Holder Cooperation. The Holders shall cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder. The Company may require a Holder to promptly furnish in writing to the Company such information as may be required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission and all such information regarding the Holder, the Registrable Securities held by the Holder and the intended method of disposition of the Registrable Securities. Each Holder agrees to provide such information requested in connection with such registration within a reasonable time after receiving such written request. The Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement. Each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom the Holder sells the Registrable Securities to the extent required by applicable law. When selling Registrable Securities pursuant to any Registration Statement, each Holder agrees to dispose of Registrable Securities in compliance with the plan of distribution described in such Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(q) PEII Lockup. The Company represents and warrants to the Purchasers that, pursuant to Section 6(q) of the PIPE I Registration Rights Agreement, PEII agreed as follows (it being understood that the capitalized terms used in the following quoted language shall have the meanings given such terms in the PIPE I Registration Rights Agreement): “Prior to the Effectiveness Date, PEII will not, without the prior written consent of a majority in interest of the other Holders, which shall not be unreasonably withheld, pledge, sell, contract to sell or sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, any of its Registrable Securities, including covered or uncovered puts, short sales (including those against the box) or similar arrangements. Further, for a period of six (6) months following the Effectiveness Date, PEII will not, without the prior written consent of a majority in interest of the other Holders pledge, sell, contract to sell or sell any option or contract to purchase or otherwise transfer or dispose of, directly or indirectly, all or any part of seventy-five percent (75%) of its Registrable Securities that are registered for resale pursuant to the initial Registration Statement, including covered or uncovered parts, short sales (including those against the box) or similar arrangements. Notwithstanding the foregoing, PEII shall at all times be permitted to pledge up to 50% of its Registrable Securities pursuant to a bona fide commercial lending arrangement based on the credit of PEII as a whole; provided that any pledgee in such arrangement agrees that the restrictions set forth in this Section 6(q) shall continue to apply to such pledged shares at all times, including any period following a foreclosure of such pledged shares by the applicable lender(s).”

(r) Trading Restrictions. Each Holder hereby agrees that it shall not, to the extent requested by the managing underwriter(s) of securities of the Company in connection with any Underwritten Offering effected pursuant to this Agreement, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder for a period of 60 days following such Underwritten Offering; provided, however, that the restrictions above shall not apply to Registrable Securities being sold pursuant to such Underwritten Offering or to any underwritten offering in which Registrable Securities or any portion thereof are not included, except to the extent expressly required in writing by the managing underwriter because of marketing considerations. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the stock certificates representing the securities subject to this Section and to impose stop transfer instructions with respect to applicable securities until the end of such period.

[Remainder of Page Intentionally Left Blank.

Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PANDA ETHANOL, INC.

By:	/s/ MICHAEL TRENTEL
	Name:	Michael Trentel
	Title:	Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO PANDA RRA]

Name of Holder: _Panda Energy International, Inc.

Signature of Authorized Signatory of Holder: _/s/ ROBERT W. CARTER

Name of Authorized Signatory: _ Robert W. Carter

Title of Authorized Signatory: __Chairman & Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO PANDA RRA]

Name of Holder: _D.B. Zwirn Special Opportunities Fund, Ltd.

Signature of Authorized Signatory of Holder: /s/ LAWRENCE D. CUTLER

Name of Authorized Signatory: _Lawrence D. Cutler

Title of Authorized Signatory: _Chief Administrative and Compliance Officer __

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO PANDA RRA]

Name of Holder: _D.B. Zwirn Special Opportunities Fund, L.P.

Signature of Authorized Signatory of Holder: /s/ LAWRENCE D. CUTLER

Name of Authorized Signatory: _Lawrence D. Cutler

Title of Authorized Signatory: _Chief Administrative and Compliance Officer __

[SIGNATURE PAGES CONTINUE]